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                                                                     EXHIBIT 5.1

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
                                              ATTORNEYS AT LAW        Boulder, CO
                                              Five Palo Alto Square   303 546-4000
                                              3000 El Camino Real
                                              Palo Alto, CA           Denver, CO
                                              94306-2155              303 606-4800
                                              Main  650 843-5000
                                              Fax   650 849-7400      Kirkland, WA
                                                                      425 893-7700
                                                                      Menlo Park, CA
                                                                      650 843-5100
March 24, 2000
                                                                      Reston, VA
                                                                      703 262-8000

                                              www.cooley.com          San Diego, CA
                                                                      858 550-6000
                                                                      San Francisco, CA
                                                                      415 693-2000
InterMune Pharmaceuticals, Inc.               MATTHEW W. SONSINI
1710 Gilbreth Street, Suite 301               650 843-5148
Burlingame, CA 94010                          sonsinimw@cooley.com
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Ladies and Gentlemen:

    You have requested our opinion with respect to certain matters in connection with the filing by InterMune Pharmceuticals, Inc. a Delaware Corporation (the "Company") of an abbreviated registration statement pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") on March 24, 2000 covering an underwritten public offering of an additional eight hundred sixty two thousand five hundred (862,500) shares of the Company's Common Stock (the "Common Stock") with a par value of $0.001 (the "Shares") (including 112,500 shares of Common Stock for which the underwriters will be granted an over-allotment option).

    In connection with this opinion, we have (i) examined and relied upon the Registration Statement and related Prospectus, the Company's Amended and Restated Certificate of Incorporation and Bylaws, as currently in effect, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below;
(ii) assumed that the Shares will be sold by the Underwriters at a price established by the Pricing Committee of the Board of Directors of the Company.

    On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Common Stock, when sold and issued in accordance with the Registration Statement and related Prospectus, will be validly issued, fully paid and non-assessable.

    We consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included on the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

COOLEY GODWARD LLP

     By: /s/_MATTHEW W. SONSINI__
          Matthew W. Sonsini